Exhibit 10.58

SUPPLEMENTAL INDENTURE NUMBER ONE
Dated as of April 27, 2007
to the
INDENTURE
Dated as of November 1, 2003
OPTION ONE OWNER TRUST 2003-5,
as Issuer
and
WELLS FARGO BANK, N.A.
not in its individual capacity, but solely as Indenture Trustee
OPTION ONE OWNER TRUST 2003-5
MORTGAGE-BACKED NOTES

     This SUPPLEMENTAL INDENTURE NUMBER ONE is made and entered into this 27th day of April, 2007 (the “Supplemental Indenture Number One”), by and between OPTION ONE OWNER TRUST 20.03-5, as the issuer (the “Issuer”), and WELLS FARGO BANK, N.A. as the indenture trustee (the “Indenture Trustee”), in connection with the Indenture dated as of November 1, 2003 between the above mentioned parties as previously amended or supplemented (the “Indenture”), and the issuance of the Option One Owner Trust 2003-5 Mortgage-Backed Notes. This amendment is made pursuant to Section 9.02 of the Indenture.
PRELIMINARY STATEMENT
     WHEREAS, Section 9.02 of the Indenture provides that the Indenture may be amended by the Issuer and the Indenture Trustee with the consent of the Majority Noteholders of all Notes, for among other reasons, to add, change, eliminate any provisions thereto or modify in any manner the rights of any Noteholder thereunder; and
     WHEREAS, the Indenture Trustee (as directed by the Majority Noteholder), the Majority Noteholder, the Owner Trustee and the Owner hereby waive the various notice requirements in connection with this Supplemental Indenture Number One set forth in the Indenture and the Trust Agreement; and
     WHEREAS, the parties desire to amend the maturity date with respect to the Notes on the terms and conditions herein and in the other Basic Documents; and

     NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Indenture.
     2. The Indenture is hereby amended by deleting the definition of “Maturity Date” in Article I and replacing it with the following:
          “Maturity Date” means, with respect to the Notes, My 30, 2007.
     3. Direction and Instruction.
          (a) The Issuer, by signing this Supplemental Indenture Number One, hereby directs and instructs the Indenture Trustee to enter into this Supplemental Indenture Number One pursuant to Section 9.02 of the Indenture. The Issuer, the Owner Trustee and the Indenture Trustee hereby acknowledge and agree that the direction and instruction set forth in the previous sentence shall constitute the Issuer Order required by Section 9.02 of the Indenture.
          (b) Option One Loan Warehouse LLC (as successor-in-interest to Option One Loan Warehouse Corporation), as holder of 100% Percentage Interests in the Trust Certificate issued pursuant to the Trust Agreement, hereby directs and instructs Wilmington Trust Company under the Trust Agreement to execute (i) this Supplemental Indenture Number One and (ii) the Second Amended and Restated Pricing Letter, dated as of the date hereof among the Issuer, the Depositor, Option One Mortgage Corporation and the Indenture Trustee, in each case in its capacity as Owner Trustee and on behalf of the Trust, and agrees that Wilmington Trust Company is covered by the fee and indemnification provisions of the Trust Agreement in connection with this request.
     4. Waivers. The Noteholder, as the sole Noteholder of 100% of the Notes issued under the Indenture, hereby consents to this Supplemental Indenture Number One, acknowledges that the substance of this Supplemental Indenture Number One may have an adverse effect on the Notes, and the Noteholder waives, and hereby directs the Indenture Trustee to waive, the requirement under Section 9.02 of the Indenture that the Indenture Trustee receive an Opinion of Counsel for the benefit of the Noteholder to the effect that this Supplemental Indenture Number One will not have a material adverse effect on the Notes. The Indenture Trustee and the Noteholder hereby waive the requirement under Section 9.02 of the Indenture that the Indenture Trustee provide the Noteholder with a notice prepared by the Issuer setting forth the substance of this Supplemental Indenture Number One. The Owner Trustee, the Owner and the Noteholder hereby waive the requirement under Section 4.1(a) of the Trust Agreement that the Owner Trustee shall have provided thirty days’ prior written notification to the Owner and the Noteholder of the substance of this Supplemental Indenture Number One.
     6. Ratification of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture Number One shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture Number One.
     7. Counterparts. This Supplemental Indenture Number One may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     8. Governing Law. This Supplemental Indenture Number One shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without reference to or giving effect to its rules or principles governing conflicts of laws.
     9. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Supplemental Indenture Number One for any reason whatsoever shall be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Supplemental Indenture Number One and shall in no way affect the validity or enforceability of the other provisions of this Supplemental Indenture Number One or the Indenture.
     10. Successors and Assigns. The provisions of this Supplemental Indenture Number One shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Noteholder.
     11. Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee, have caused their duly authorized representatives to execute and deliver this Supplemental Indenture Number One as of the date first above written.

OPTION ONE OWNER TRUST 2003-5, as Issuer

By: Wilmington Trust Company, not in its individual capacity but solely as owner trustee

By:	/s/ Mary Kay Pupillo

Name:	Mary Kay Pupillo
Title:	Assistant Vice President

WELLS FARGO BANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ Melissa Loiselle

Name:	Melissa Loiselle
Title:	Vice President
The undersigned certifies that it is the holder of 100% of the Notes issued by the Issuer under the Indenture, and hereby executes this Supplemental Indenture Number One for purposes of Section 5 and consents to this Supplemental Indenture Number One:

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:	/s/ A. Randall Appleyard
Name:	A. Randall Appleyard
Title:	Authorized Agent
The undersigned certifies that it is the holder of 100% of Percentage Interests in the Trust Certificate issued pursuant to the Trust Agreement, and hereby executes this Supplemental Indenture Number One for purposes of Section 3(b).
OPTION ONE LOAN WAREHOUSE LLC
(as successor-in-interest to Option One Loan Warehouse Corporation)

By:	/s/ Charles R. Fulton
Name:	Charles R. Fulton
Title	Assistant Secretary
Supplemental Indenture Number One to Indenture (Option One Owner Trust 2003-5)